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                                                                      EXHIBIT 12

                        CIT GROUP INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)

                                  FOR THE THREE       FOR THE TWELVE        FOR THE NINE
                                  MONTHS ENDED         MONTHS ENDED         MONTHS ENDED
                                  DECEMBER 31,        SEPTEMBER 30,        SEPTEMBER 30,
                                      2002                 2002                 2001
                                      ----                 ----                 ----
                                   (SUCCESSOR)         (SUCCESSOR)           (COMBINED)
Net (loss) income.............       $141.3             $(6,698.7)            $  263.3
Provision for income taxes....         90.3                 367.6                236.3
                                     ------             ---------             --------
(Loss) earnings before
 provision for income taxes...        231.6              (6,331.1)               499.6
                                     ------             ---------             --------
Fixed charges:
   Interest and debt expenses
    on indebtedness...........        340.0               1,439.3              1,619.8
   Minority interest in
    subsidiary trust holding
    solely debentures of the
    Company, before tax.......          4.4                  16.9                 14.4
   Interest factor-one-third
    of rentals on real and
    personal properties.......          3.8                  15.6                 13.5
                                     ------             ---------             --------
Total fixed charges...........        348.2               1,471.8              1,647.7
                                     ------             ---------             --------
Total (loss) earnings before
 provisions for income taxes
 and fixed charges............       $579.8             $(4,859.3)            $2,147.3
                                     ------             ---------             --------
                                     ------             ---------             --------
Ratios of earnings to fixed
 charges......................        1.67x                    (1)               1.30x


                                      FOR THE YEARS ENDED DECEMBER 31,
                                ---------------------------------------------
                                    2000            1999            1998
                                    ----            ----            ----
                                (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)
Net (loss) income.............    $  611.6        $  389.4        $  338.8
Provision for income taxes....       373.9           207.6           185.0
                                  --------        --------        --------
(Loss) earnings before
 provision for income taxes...       985.5           597.0           523.8
                                  --------        --------        --------
Fixed charges:
   Interest and debt expenses
    on indebtedness...........     2,497.7         1,293.4         1,040.8
   Minority interest in
    subsidiary trust holding
    solely debentures of the
    Company, before tax.......        19.2            19.2            19.2
   Interest factor-one-third
    of rentals on real and
    personal properties.......        19.6            10.6             7.9
                                  --------        --------        --------
Total fixed charges...........     2,536.5         1,323.2         1,067.9
                                  --------        --------        --------
Total (loss) earnings before
 provisions for income taxes
 and fixed charges............    $3,522.0         1,920.2         1,591.7
                                  --------        --------        --------
                                  --------        --------        --------
Ratios of earnings to fixed
 charges......................       1.39x           1.45x           1.49x

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(1) Earnings were insufficient to cover fixed charges by $6,331.1 million in the twelve months ended September 30, 2002. Earnings for the twelve months ended September 30, 2002 included a goodwill impairment charge of $6,511.7 million in accordance with SFAS 142, 'Goodwill and Other Intangible Assets.'